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Exhibit 4.4                                                         ANNEX IV


THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH TRANSFER, A TRANSFER MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES AND EXCHANGE COMMISSION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

                        STRATEGIC SOLUTIONS GROUP, INC.

                         COMMON STOCK PURCHASE WARRANT

                  1.  Issuance.    In consideration of good and valuable
                      --------
consideration, the receipt of which is hereby acknowledged by STRATEGIC SOLUTIONS GROUP, INC., a Delaware corporation (the "Company"), Thomas Stone, or
                                                               ------------
registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on February 24, 2000, (the "Expiration
                                             -----------------
Date"), (250,000) fully paid and nonassessable shares of the Company's Common Stock, par value $0.0001 per share (the "Common Stock") at an initial exercise price of $0.75 per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

                  2.  Exercise of Warrants. This Warrant is exercisable in whole
                      --------------------
or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by a cashless exercise, by means of tendering this Warrant Certificate to the Company to receive a number of shares of Common Stock equal in Market Value to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the total cash exercise price thereof. Upon surrender of this Warrant Certificate with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed, via delivery or facsimile, multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant Certificate.

                  3.  Reservation of Shares. Subject to the number of shares
                      ---------------------
authorized, issued and reserved at the time of exercise of this Warrant, and the restrictions on authorization of additional shares, as set forth below, the Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares"). As of the date of issuance of this Warrant, the Company has 25,000,000 shares of Common Stock authorized, 4,164,913 shares of Common Stock issued and outstanding and

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2,015,961 shares of Common Stock reserved for issuance under various stock plans outstanding. The company cannot provide for additional authorized shares without the approval of the shareholders by majority vote of the shares of its outstanding Common Stock.

                  4.  Mutilation or Loss of Warrant. Upon receipt by the Company
                      -----------------------------
of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  5.  Rights of the Holder. The Holder shall not, by virtue
                      --------------------
hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

                  6.  Protection Against Dilution.
                      ---------------------------

                      6.1   Adjustment Mechanism. If an adjustment of the
                            --------------------
Excercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted purchase price per share, to equal (iii) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment multiplied by the total purchase price before adjustment.

                      6.2   Capital Adjustments. In case of any stock split or
                            -------------------
reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

                  7.  Transfer to Comply with the Securities Act; Registration
                      --------------------------------------------------------
                      Rights.
                      ------

                  (a) This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required

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under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

                  (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-3 or another available form (the "Registration Statement"), pursuant to the Registration Rights Agreement between the Company and Holder dated February 24, 2004.

                  8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

                           (i)      if to the Company, to:

                                    Strategic Solutions Group, Inc.
                                    1598 Whitehall Road
                                    Suite E
                                    Annapolis, MD  21401
                                    Tel:  (410) 757-2728
                                    Fax:  (410) 757-5094

                                    Attn:  John Cadigan

                                    with a copy to:
                                    Ernest D. Palmarella, Esquire
                                    Palmarella & Sweeney, P.C.
                                    993 Old Eagle School Road
                                    Suite 415
                                    Wayne, PA  19087

                                    Tel: (610) 687-1100
                                    Fax: (610) 687-8830

                           (ii)     if to the Holder, to:
                                    Thomas Stone
                                    P.O. Box 2028
                                    Blowing Rock, NC 28605-2028

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

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                  9.  Supplements and Amendments; Whole Agreement. This Warrant
                      -------------------------------------------
may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant of even date herewith contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

                  10. Governing Law. This Warrant shall be deemed to be a
                      -------------
contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  11. Counterparts. This Warrant may be executed in any number
                      ------------
of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  12. Descriptive Headings. Descriptive headings of the several
                      --------------------
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 24th day of February 2004.
    ----        -------------
                                          STRATEGIC SOLUTIONS GROUP, INC.



                                        By:    /s/ John J. Cadigan
                                           ----------------------------------
                                               John J. Cadigan
                                               Its Chief Executive Officer


Attest:


_________________________________

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                         NOTICE OF EXERCISE OF WARRANT

         The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, to purchase __________shares of the Common Stock, par value $0.0001 per share, of
___________________ and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

         Please deliver the stock certificate to:

Dated:______________________


By:__________________________________




__       CASH:    $ _______________________



__       CASHLESS EXERCISE

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